Exhibit 99.1

EARNINGS RELEASE

BOLT TECHNOLOGY ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS AND INCREASED QUARTERLY DIVIDEND

Strong operating performance before a $4.5 million earnout charge

NORWALK, CT, August 21, 2012 – Bolt Technology Corporation (NASDAQ Global Select Market: BOLT) today announced financial results for the fourth quarter and the fiscal year ended June 30, 2012.

Sales for the fourth quarter of fiscal year 2012, ended June 30, 2012, increased 43% to $15,457,000, compared with $10,819,000 for the fourth quarter of fiscal year 2011. Adjusted Income before Income Taxes, which excludes a special charge, increased 56% to $3,316,000 from $2,121,000 in the fourth quarter of fiscal 2011.

In the fourth quarter of fiscal year 2012, Bolt recorded a non-cash and non-tax deductible $4,500,000 charge for additional contingent earnout payments, estimated through 2014, related to the acquisition of SeaBotix Inc. With the inclusion of the charge, the Company reported a net loss for the quarter of $2,269,000, or $0.26 per share, compared with net income of $1,386,000, or $0.16 per share for the fourth quarter of fiscal year 2011. Excluding the contingent earnout charge, adjusted net income and earnings per share for the fourth quarter of fiscal 2012 were $2,231,000 and $0.26, respectively.

In January 2011, Bolt acquired all of the outstanding shares of SeaBotix for $16,060,000 which included estimated contingent earnout payments of $5,000,000. In the 18 months since the date of the acquisition, SeaBotix sales have substantially exceeded the original estimates used to calculate the earnout accrued at closing, resulting in the fourth quarter charge of $4,500,000.

For the fiscal year ended June 30, 2012, sales increased 35% to $52,610,000, compared with $38,858,000 for fiscal year 2011. For fiscal year 2012, Adjusted Income before Income Taxes, which excludes the special charge, increased 18% to $9,377,000 from $7,975,000 in fiscal year 2011. After the $4,500,000 charge recorded in the fourth quarter, net income for fiscal year 2012 amounted to $1,982,000, or $0.23 per share, compared with $5,527,000, or $0.65 per share, in fiscal year 2011. Excluding the contingent earnout charge, adjusted net income and earnings per share for fiscal year 2012 were $6,482,000 and $0.75, respectively.

Raymond M. Soto, Bolt’s chairman and CEO, commented, “Sales for fiscal year 2012 increased by $13,752,000 over fiscal year 2011. The sales increase was principally due to the inclusion of SeaBotix for the full year in fiscal year 2012, while in fiscal year 2011, SeaBotix was only included for the last six months of the fiscal year. Improvement in operating performance reflects the contribution of SeaBotix, partially offset by higher research and development costs and selling, general and administrative expenses. ”

Mr. Soto further commented that “the Company’s Board of Directors has approved an increase in the Company’s quarterly dividend from $0.05 per common share to $0.07 per common share, which will be paid on October 4, 2012 to stockholders of record on September 6, 2012.

Mr. Soto concluded, “Fiscal year 2012 was a very successful year for our Company even with the recorded charge in the fourth quarter. We are hopeful that fiscal year 2013 will be another successful year for the Company and our confidence in our business is reflected in the increased dividend declared by our Board of Directors.”

BOLT TECHNOLOGY CORPORATION

Condensed Consolidated Statements of Operations

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Sales	$15,457,000	$10,819,000	$52,610,000	$38,858,000
Costs and expenses	12,141,000	8,698,000	43,233,000	30,883,000
Adjustment of contingent earnout	4,500,000	-	4,500,000	-
Income (Loss) before income taxes	(1,184,000)	2,121,000	4,877,000	7,975,000
Provision for income taxes	1,085,000	735,000	2,895,000	2,448,000
Net Income (Loss)	$(2,269,000)	$1,386,000	$1,982,000	$5,527,000

Earnings (Loss) per share	$(0.26)	$0.16	$0.23	$0.65

Average shares outstanding	8,566,000	8,554,000	8,596,000	8,535,000

Reconciliation of Non-GAAP Financial Measures

This release contains Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Income before Income Taxes, which are Non-GAAP financial measures. These measures are calculated by excluding items that the Company believes to be infrequent or not indicative of operating performance. For the periods covered by this release such items consist of a contingent earnout charge associated with Bolt’s acquisition of SeaBotix Inc. Bolt presents these adjusted Non-GAAP measures because the Company considers them to be important supplemental measures of performance and believes them to be useful to show ongoing results from operations distinct from items that are infrequent or not indicative of Bolt’s operating performance.

The adjusted Non-GAAP measures are not measurements of financial performance under GAAP and should not be considered as an alternative to Net Income or Earnings Per Share under GAAP. These adjusted Non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. In addition, in evaluating the adjusted Non-GAAP measures, you should be aware that in the future Bolt may incur expenses similar to the adjustments in this presentation, despite the Company’s assessment that such expenses are infrequent or not indicative of operating performance. The presentation of the adjusted Non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or infrequent items. Bolt compensates for these limitations by providing equal prominence of our GAAP results and using adjusted Non-GAAP measures only as a supplement.

The following table reconciles Net Income (Loss) to Adjusted Income before Income Taxes for the periods indicated.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net Income (Loss)	$(2,269,000)	$1,386,000	$1,982,000	$5,527,000
Provision for income taxes	1,085,000	735,000	2,895,000	2,448,000
Adjustment of contingent earnout	4,500,000	-	4,500,000	-
Adjusted Income before Income Taxes	$3,316,000	$2,121,000	$9,377,000	$7,975,000

The following table reconciles Net Income (Loss) to Adjusted Net Income for the periods indicated.

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011

Net Income (Loss)	$(2,269,000)	$1,386,000	$1,982,000	$5,527,000
Adjustment of contingent earnout	4,500,000	-	4,500,000	-
Adjusted Net Income	$2,231,000	$1,386,000	$6,482,000	$5,527,000

The following table reconciles Net Income Per Share to Adjusted Net Income Per Share for the periods indicated.

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011

Net Income (Loss)	$(0.26)	$0.16	$0.23	$0.65
Adjustment of contingent earnout	0.52	-	0.52	-
Adjusted Net Income (Loss)	$0.26	$0.16	$0.75	$0.65

About Bolt Technology Corporation

Bolt Technology Corporation is a leading worldwide developer and manufacturer of marine seismic data acquisition equipment used for offshore oil and natural gas exploration. Bolt, through its SeaBotix Inc. subsidiary, is also a developer and manufacturer of remotely operated robotic vehicles systems used for a variety of underwater tasks.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements about anticipated financial performance, future revenues and earnings, dividends, business prospects, new products, anticipated energy industry activity, anticipated market performance, planned production and shipping of products, expected cash needs and similar matters. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation (i) the risk of technological change relating to the Company’s products and the risk of the Company’s inability to develop new competitive products in a timely manner, (ii) the risk of changes in demand for the Company’s products due to fluctuations in energy industry activity, (iii) the Company’s reliance on certain significant customers, (iv) risks associated with a significant amount of foreign sales, (v) the risk of fluctuations in future operating results, (vi) risks associated with global economic conditions, (vii) risks of changes in environmental or regulatory matters and (viii) other risks detailed in the Company’s filings with the Securities and Exchange Commission. The Company believes that forward-looking statements made by it are based on reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. The words “estimate,” “project,” “anticipate,” “expect,” “predict,” “believe,” “may,” “could,” “should” and similar expressions are intended to identify forward-looking statements.

Contact:

Raymond M. Soto

Chairman and CEO

(203) 853-0700

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